UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018 (August 8, 2018)
FGL HOLDINGS
(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor Boundary Hall, Cricket Square Grand Cayman, Cayman Islands KY1-1102
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1 (345) 947-5614

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K dated May 9, 2018 filed by FGL Holdings (the “Company”) with the U.S. Securities and Exchange Commission on May 11, 2018 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2018 annual meeting of shareholders held on May 9, 2018 (the “2018 Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of the Form 8-K, the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding named officer compensation. No changes are being made to the Original Form 8-K other than to add the disclosure set forth in this amendment.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2018 Annual Meeting, 116,871,552 shares voted for three years, 2,698,925 shares voted for two years, 60,323,520 voted for one year, and 2,900 abstained. In response to the voting results and other factors, the Company’s Board of Directors determined at a meeting held on August 8, 2018 that the Company will hold an advisory vote on named executive officer compensation every three years. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Company’s 2021 annual meeting of shareholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 13, 2018	FGL HOLDINGS

By: /s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Secretary and General Counsel